Exhibit 23 - Consent of Experts


Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax

To Whom It May Concern:

We have issued our report dated May 13, 2003, accompanying the financial statements of Immediatek, Inc. (formerly ModernGroove Entertainment, Inc.) on Form 10-QSB for the period of March 1, 2002 (inception date) through March 31, 2003. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Immediatek, Inc. on Form 10-QSB.

Signed,

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP


May 13, 2003

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